UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2012

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 400, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

Revolving Credit Facility

On August 31, 2012 (the "Closing Date"), Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP") and Preferred Apartment Communities, Inc. (the "Company") entered into a credit agreement (the "Credit Agreement") with KeyBank National Association ("Lender"), and the other lenders party thereto, to obtain a $15,000,000 senior secured revolving credit facility (the "Credit Facility").

PAC-OP and the Company intend to use the net proceeds of the Credit Facility, on an as needed basis, to fund investments, capital expenditures, dividends (with Lender consent) and working capital and other general corporate purposes. The Company is the general partner of, and owner of an approximately 99.99% interest in, PAC-OP.

At PAC-OP's election, loans made under the Credit Facility bear interest at a rate per annum equal to either: (x) the greater of: (1) to the Lender's "prime rate"; (2) the Federal Funds Effective Rate plus 0.5%; and (3) the Adjusted Eurodollar Rate for a one-month interest period plus 1.00%, (the "Base Rate"), or (y) the one-, two-, three-, or six-month per annum LIBOR for deposits in the applicable currency (the “Eurodollar Rate”), as selected by PAC-OP, plus an applicable margin. The applicable margin for Eurodollar Rate loans is 5.00% and the applicable margin for Base Rate loans is 3.00%. Commitment fees on the average daily unused portion of the Credit Facility are payable at a rate per annum of 0.5%.

The Credit Facility has a maturity date of August 31, 2013. PAC-OP has the right to prepay amounts owing under the Credit Facility, in whole or in part, without premium or penalty, subject to any breakage costs and minimum repayment amounts of $100,000 on Eurodollar Rate loans and $500,000 on Base Rate loans. PAC-OP is required to prepay amounts owing under the Credit Facility with the net proceeds from certain transactions or events including: (x) equity sales of the Company or any of its subsidiaries; (y) repayment of principal under any note receivable of the Company or any of its subsidiaries; and (z) asset sales by the Company or any of its subsidiaries.

Interest on Base Rate loans is payable monthly in arrears on the first business day of each month. Interest on Eurodollar Rate loans is payable at the end of each interest rate period and at the end of each three-month interval within an interest rate period if the interest period is longer than three months. Principal is payable in full at maturity on August 31, 2013.

Borrowings under the Credit Facility are secured by, among other things, a pledge by PAC-OP of 100% of the ownership of each of its current and future mezzanine loan subsidiaries (the "Mezzanine Loan Subsidiaries"), a pledge by PAC-OP of 49% of the ownership (the "49% Pledged Interests") of each of its current and future real estate subsidiaries (the "Real Estate Subsidiaries"), a joint and several repayment guaranty from the Company and each of the Mezzanine Loan Subsidiaries, and a collateral assignment of loan documents by each of the Mezzanine Loan Subsidiaries and PAC-OP. In addition, contemporaneous with entry into the

Credit Agreement, PAC-OP and Lender have entered into buy-sell agreements whereby, following a foreclosure by Lender on the 49% Pledged Interests, Lender can trigger a process where PAC-OP can buy the 49% Pledged Interest from Lender or Lender can buy the non-pledged 51% ownership interest of PAC-OP in each of the Real Estate Subsidiaries.

The Credit Facility contains certain affirmative and negative covenants including negative covenants that limit or restrict, among other things, secured and unsecured indebtedness, mergers and fundamental changes, investments and acquisitions, liens and encumbrances, dividends, transactions with affiliates, burdensome agreements, changes in fiscal year and other matters customarily restricted in such agreements. The material financial covenants, ratios or tests contained in the Credit Facility are as follows:

•	The Company must maintain a consolidated net worth of at least $30 million plus 75% of any equity offering of the Company, PAC-OP or their subsidiaries.

•	The Company's consolidated net worth at December 31, 2012 must be greater than or equal to $50 million.

•	The Company must maintain a ratio of consolidated senior indebtedness to total asset value of not more than 0.65 to 1.00.

•	The Company must maintain a ratio of consolidated total indebtedness to total asset value of not more than 0.70 to 1.00.

•	The Company must maintain a ratio of consolidated adjusted EBITDA to debt service coverage of at least 1.50 to 1.00.

•
The Company must maintain a ratio of the stabilized adjusted net operating income of the Company's Real Estate Subsidiaries to the aggregate amount of the indebtedness of the Real Estate Subsidiaries plus the amount outstanding on the Credit Facility of not less than 7.75%.

•
The Company and PAC-OP may not pay dividends in excess of the greater of (x) 95% of adjusted funds from operations and (y) the amount for the Company to maintain its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended from time to time.

If an event of default shall occur and be continuing under the Credit Facility, the commitments under the Credit Facility may be terminated and the principal amount outstanding under the Credit Facility, together with all accrued and unpaid interest and other amounts owing in respect thereof, may be declared immediately due and payable by Lender.

The descriptions above of the terms of the Credit Agreement, the pledge and security agreement, the guaranty, each of the collateral assignments of loan documents, each buy-sell agreement and any other loan document are qualified in their entirety by the agreements attached as Exhibits 10.1 through 10.6, respectively, to this Current Report on Form 8-K.

City Vista Mezzanine Loan

On the Closing Date, City Vista Mezzanine Lending, LLC ("Mezzanine Lender"), a wholly owned subsidiary of PAC-OP, made a mezzanine loan investment of up to $12,153,000

(the "Mezzanine Loan") to Oxford City Vista Apartments LLC, a Georgia limited liability company ("Borrower"), in connection with Borrower's plans to construct a 272-unit multifamily community in Pittsburgh, Pennsylvania (the "Property"). Approximately $5,640,266 of the Mezzanine Loan was funded by Mezzanine Lender to Borrower on the Closing Date and the balance of the Mezzanine Loan is expected to be drawn by the Borrower over approximately the next seven months.

In connection with the closing of the Mezzanine Loan, the Mezzanine Lender received a loan fee of 2% of the amount of the Mezzanine Loan funded on the Closing Date, or approximately $112,825. In addition, the Company paid a fee of approximately $56,412, or 1.0% of the amount of the Mezzanine Loan funded on the Closing Date, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager"), as an "acquisition fee" in accordance with the terms of the management agreement between the Company, PAC-OP and the Manager (the "Management Agreement"). As the Mezzanine Loan is drawn by the Borrower, the Mezzanine Lender will receive a loan fee of 2% of the amount funded to the Borrower and the Company will pay to the Manager a fee of 1% of the amount funded to the Borrower as an "acquisition fee" in accordance with the terms of the Management Agreement.

The Mezzanine Loan matures on June 1, 2016, with Borrower having the right to extend the maturity date to July 1, 2017 and no other options to extend. The Mezzanine Loan bears interest at a fixed rate of 8.0% per annum. Interest will be paid monthly with principal and any accrued but unpaid interest due at maturity. The Mezzanine Loan is subordinate to a senior loan of up to an aggregate amount of approximately $28.4 million that is held by an unrelated third party. The Mezzanine Loan is secured by a pledge of 100% of the membership interests in the Borrower. W. Daniel Faulk, Jr. and Richard A. Denny, both unaffiliated third parties, have guaranteed to Mezzanine Lender the completion of the project in accordance with the plans and specifications and have provided a full payment guaranty. These guaranties are subject to the rights held by the senior lender pursuant to a customary intercreditor agreement between the Mezzanine Lender and the senior lender. Prepayment of the Mezzanine Loan is permitted in whole, but not in part, without Mezzanine Lender consent.

Under the terms of a Purchase Option Agreement entered into on the Closing Date in connection with the closing of the Mezzanine Loan, Mezzanine Lender has an option (but not an obligation) to purchase the Property between and including February 1, 2016 and May 31, 2016 for a pre-negotiated purchase price of $43,560,271. If the Property is sold to, or refinanced by, a third party at any time, or is paid off at any time, Mezzanine Lender will be entitled to an exit fee to increase the aggregate interest paid on the Mezzanine Loan to 14.0% per annum (the "Exit Fee"), provided, however, that such Exit Fee shall not be required to be paid if Mezzanine Lender or a wholly owned direct or indirect subsidiary of Mezzanine Lender acquires the Property.

The foregoing description of the Mezzanine Loan is qualified in its entirety by reference to the Note, the Mezzanine Loan Agreement and the Purchase Option Agreement, copies of which are filed as Exhibits 10.7, 10.8 and 10.9 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in this report set forth under Item 1.01 regarding the Credit Facility is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

10.1
Credit Agreement dated as of August 31, 2012 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., the lenders party thereto and KeyBank National Association

10.2
Pledge and Security Agreement dated as of August 31, 2012 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., Trail Creek Mezzanine Lending, LLC, Summit Crossing Mezzanine Lending, LLC, Iris Crosstown Mezzanine Lending, LLC, City Vista Mezzanine Lending, LLC, City Park Mezzanine Lending, LLC and KeyBank National Association

10.3
Guaranty dated as of August 31, 2012 by each of Preferred Apartment Communities, Inc., Trail Creek Mezzanine Lending, LLC, Summit Crossing Mezzanine Lending, LLC, Iris Crosstown Mezzanine Lending, LLC, City Vista Mezzanine Lending, LLC, City Park Mezzanine Lending, LLC with KeyBank National Association

10.4	Buy-Sell Agreement dated as of August 31, 2012 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Trail)
10.5	Buy-Sell Agreement dated as of August 31, 2012 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Summit)
10.6	Buy-Sell Agreement dated as of August 31, 2012 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Rise)
10.7	Note in the amount of $12,153,000 dated as of August 31, 2012 issued by Oxford City Vista Apartments LLC to City Vista Mezzanine Lending, LLC
10.8	Mezzanine Loan Agreement dated as of August 31, 2012 among Oxford City Vista Apartments LLC and City Vista Mezzanine Lending, LLC
10.9	Purchase Option Agreement dated as of August 31, 2012 between Oxford City Vista Apartments LLC and City Vista Mezzanine Lending, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: September 6, 2012	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

10.1
Credit Agreement dated as of August 31, 2012 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., the lenders party thereto and KeyBank National Association

10.2
Pledge and Security Agreement dated as of August 31, 2012 among Preferred Apartment Communities, Inc., Preferred Apartment Communities Operating Partnership, L.P., Trail Creek Mezzanine Lending, LLC, Summit Crossing Mezzanine Lending, LLC, Iris Crosstown Mezzanine Lending, LLC, City Vista Mezzanine Lending, LLC, City Park Mezzanine Lending, LLC and KeyBank National Association

10.3
Guaranty dated as of August 31, 2012 by each of Preferred Apartment Communities, Inc., Trail Creek Mezzanine Lending, LLC, Summit Crossing Mezzanine Lending, LLC, Iris Crosstown Mezzanine Lending, LLC, City Vista Mezzanine Lending, LLC, City Park Mezzanine Lending, LLC with KeyBank National Association

10.4	Buy-Sell Agreement dated as of August 31, 2012 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Trail)
10.5	Buy-Sell Agreement dated as of August 31, 2012 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Summit)
10.6	Buy-Sell Agreement dated as of August 31, 2012 between Preferred Apartment Communities Operating Partnership, L.P. and KeyBank National Association (Rise)
10.7	Note in the amount of $12,153,000 dated as of August 31, 2012 issued by Oxford City Vista Apartments LLC to City Vista Mezzanine Lending, LLC
10.8	Mezzanine Loan Agreement dated as of August 31, 2012 among Oxford City Vista Apartments LLC and City Vista Mezzanine Lending, LLC
10.9	Purchase Option Agreement dated as of August 31, 2012 between Oxford City Vista Apartments LLC and City Vista Mezzanine Lending, LLC